EXHIBIT 10.2

CONSENT OF THE MAJORITY OF THE SHAREHOLDERS

OF

DOCASA, INC.

(f/k/a FWF Holdings, Inc.)

The following is a true copy of the resolution duly adopted by the Consent of the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 1st day of September, 2016;

WHEREAS there has been presented to and considered by this meeting a Motion to ACCEPT the Acquisition Agreement as between the Company and the Department of Coffee and Social Affairs Limited and all terms therein, including the naming resignation of the current Director and the naming of new Directors, to Wit;

STEFAN ALLESCH-TAYLOR CBE as CHAIRMAN of the BOARD OF DIRECTORS

MATTHEW GILL as VICE CHAIRMAN of the BOARD OF DIRECTORS

NOW THEREFORE BE IT RESOLVED that the majority of shareholders (having 115,000,000, or 75.8%); having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that:

The above-named Directors are hereby officially named as such on behalf of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

/s/ Pankaj Rajani
Pankaj Rajani,
on behalf of
Atlantik LP,
Majority Holder of DOCASA, INC.